CONSENT OF INDEPENDENT ACCOUNTANTS


     We consent to the incorporation by reference in the registration statement of Aphton Corporation on Forms S-3 (File Nos. 33-77286 and 333-31217) of our report dated July 18, 1997, on our audits of the financial statements of Aphton Corporation as of April 30, 1997 and 1996 and for the years ended April 30, 1997, 1996 and 1995, which report is included in this Annual Report on Form 10-K/A.


                            COOPERS & LYBRAND L.L.P.


Honolulu, Hawaii
December 29, 1997



                                  Exhibit 23.1